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                          WAYNE HUMMER INVESTMENT TRUST
                             DISTRIBUTION AGREEMENT

         This DISTRIBUTION AGREEMENT (the "Agreement") made as of this 19th day of February, 2002 between WAYNE HUMMER INVESTMENT TRUST, a Massachusetts business trust (the "Trust"), and WAYNE HUMMER INVESTMENTS L.L.C., a Delaware limited liability company (the "Distributor");

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Trust is an open-end, diversified, management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), the units of beneficial interest ("Shares") of which are registered under the Securities Act of 1933 (the "1933 Act"); and

         WHEREAS, the Trust is authorized to issue Shares in one or more separate series with each such series representing the interests in a separate portfolio of securities and other assets (each series, a "Portfolio" and all such series together with any other series hereinafter created, the "Portfolios");

         WHEREAS, the Trust currently offers Shares in four Portfolios, the Wayne Hummer Growth Fund, the Wayne Hummer Income Fund, the Wayne Hummer Money Market Fund and the Wayne Hummer CorePortfolio Fund; and

         WHEREAS, the Distributor currently serves as principal distributor for Shares of the Portfolios pursuant to an Amended and Restated Distribution Agreement dated January 23, 1999, as amended through May 7, 1999; and

         WHEREAS, the Trust desires to continue to retain the Distributor as the principal distributor for Shares of the Portfolios and the Distributor is willing to continue to act in such capacity;

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. The Trust hereby appoints the Distributor as its exclusive agent for the distribution of its Shares of beneficial interest. Such Shares may be distributed by the Distributor in any state or jurisdiction where they may be legally offered.

         2. The Distributor hereby accepts such appointment and agrees that it will use its best efforts to sell the Shares. The Distributor may offer Shares through one or more of its subsidiaries that are licensed to sell Shares, and through registered representatives of selected broker-dealer firms which are members of the National Association of Securities Dealers, Inc. and which have entered into selling agreements with the Distributor (the "Firms").

         3. The Trust agrees to execute such documents and to furnish such information as may be reasonably necessary to register or qualify the Shares for sale in the states or jurisdictions

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which the Distributor may reasonably request (it being understood that the Trust shall not be required without its consent to qualify to do business in any jurisdiction or to comply with any requirement which in its opinion is unduly burdensome).

     4. The Trust, on behalf of its Portfolios, will pay or cause to be paid:
(a) expenses of any registration or qualification of the Shares for sale under the federal securities laws and the securities laws of any state or other jurisdiction in which the Shares shall be sold; (b) the expenses of any reports or acts required by law in connection with such registration or qualification; and (c) the expenses incidental to the issuance of the Shares, such as issue taxes, and fees of the transfer agent. In addition, the Trust, on behalf of its Portfolios, will pay or cause to be paid, expenses incurred in connection with the preparation, printing and distribution of any report or communication to Shareholders in their capacity as such.

     5. The Distributor will pay all expenses related to its registration or qualification as a broker-dealer under federal, state or other applicable law and, except as set forth in Section 4 above, all expenses related to the distribution of the Shares other than: (a) expenses which a Portfolio of the Trust may bear pursuant to any "Distribution Plan and Agreement" pursuant to Rule 12b-1 under the 1940 Act between the Distributor and the Trust; (b) expenses which one or more of the Firms may bear pursuant to any agreements between such Firms and the Distributor; or (c) costs which are reimbursable under any other agreement in effect from time to time between the Trust and the Distributor, including the Shareholder Service Agreement dated July 1, 1988 as from time to time amended.

     6. Shares of any Portfolio offered for sale or sold by the Distributor shall be so offered or sold at a price per share determined in accordance with the then current Prospectus relating to the sale of such Shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission ("SEC"); provided, however, that any public offering price for the Shares shall be the net asset value per Share plus a sales charge in the amount, if any, set forth in the then current Prospectus of the Trust relating to such Shares. The net asset value per Share shall be determined in the manner and at the times set forth in the then current Prospectus of the Trust relating to such Shares.

     The price the Trust shall receive for all Shares purchased from it shall be the net asset value used in determining the public offering price applicable to the sale of such Shares. The excess, if any, of the sales price over the net asset value of the Shares sold by the Distributor as agent shall be retained by the Distributor as a commission for its services hereunder. The Distributor may allow discounts, commissions, fees or other concessions to Firms, and may allow them to others in its discretion, in such amounts as the Distributor shall determine from time to time. Except as may be otherwise determined by the Distributor and the Trust from time to time as provided in the then current Prospectus, such discounts, commissions, fees or other concessions shall be uniform to all Firms.

     The Distributor will require each Firm to conform to the provisions hereof and the Registration Statement (and related Prospectus) at the time in effect with respect to the public offering price of the Shares, and neither the Distributor nor any such Firms shall withhold the placing of purchase orders so as to make a profit thereby.

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     7.  (a) The Trust agrees, as long as the Shares of any Portfolio may legally be issued, to fill all orders confirmed by the Distributor in accordance with the provisions of this Agreement. However, the Trust reserves the right to suspend or withdraw the offering of Shares of any Portfolio of the Trust at any time in its absolute discretion, subject to applicable laws, rules and regulations.

         (b) The Distributor shall order Shares from the Trust only to the extent that it shall have received purchase orders therefor. The Distributor will not make, or authorize any Firms or others to make, any short sales of the Shares.

         (c) The Distributor, as agent of and for the account of the Trust, may repurchase Shares at such prices and upon such terms and conditions as shall be specified in the current Prospectus of the Trust.

         (d) The Distributor shall comply with all applicable laws, rules and regulations, and with the Trust's Declaration of Trust, Bylaws and Registration Statement insofar as any of the foregoing relate to its activities hereunder.

         (e) The Trust and the Distributor shall agree upon procedures relating to the sale of Shares, payment therefor, delivery of confirmations and other related matters.

     8. Notwithstanding the Distributor's appointment as exclusive agent for distribution of the Shares, the Trust in its absolute discretion may: (a) issue Shares in connection with the acquisition of assets or shares or securities of another trust, corporation or entity, or in connection with a merger or consolidation with any other trust, corporation or entity, as and to the extent permitted by the Declaration of Trust and any applicable laws; (b) issue or sell Shares directly to the shareholders of its Portfolios upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; or (c) issue or sell Shares at net asset value to the shareholders of any other investment company, for which the Distributor shall act as a distributor, who wish to exchange all or a portion of their investment in shares of such other investment company for Shares of any Portfolio of the Trust.

     9. (a) The Trust agrees to file from time to time such registration statements and amendments thereto as may be required under the federal securities laws or by the rules and regulations of the SEC thereunder. Any such registration statement, as from time to time amended, relating to the Trust, which may be declared effective by the SEC, is herein referred to as the "Registration Statement," and any prospectus and statement of additional information relating to the Trust as a part of the Registration Statement are referred to as the "Prospectus" and "SAI," respectively.

         (b) The Trust will furnish to the Distributor from time to time its current Prospectus, SAI and such other information with respect to the Trust, its Portfolios or its Shares as the Distributor may reasonably request for use in connection with the sale of the Shares.

         (c) The Trust authorizes the Distributor in connection with the sale or arranging for the sale of the Shares to give only such information and to make only such

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statements or representations as are contained in the Trust's current Prospectus or SAI or in sales literature or advertisements furnished or approved by the Trust. The Trust shall not be responsible in any way for any other information, statements or representations given or made by the Distributor, its employees, agents or representatives, or any of the selected broker-dealer firms which have entered into selling agreements with the Distributor.

     10. (a) The Trust agrees to indemnify and hold harmless the Distributor, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, against any and all losses, claims, damages and liabilities (including reasonable legal and other expenses of defending any actions) arising out of: (i) any untrue or alleged untrue statement of a material fact contained in its Registration Statement, Prospectus, SAI or in any sales literature or advertisements furnished or approved by the Trust, and utilized by the Distributor; or (ii) any omission or alleged omission to state in the foregoing documents the material facts required to be stated or necessary to make the statements therein not misleading, unless such untrue or alleged untrue statement or omission or alleged omission of fact was made in conformity with information given to the Trust by the Distributor specifically for use in such documents.

         (b) The Distributor agrees to indemnify and hold harmless the Trust and any person who controls the Trust within the meaning of Section 15 of the 1933 Act and each officer and Trustee of the Trust to the same extent and in the same manner as the Trust has agreed to indemnify the Distributor as outlined in the preceding paragraph, but only with respect to information given to the Trust by the Distributor specifically for use in the Trust's Registration Statement, Prospectus, SAI, sales literature or advertising. The Distributor also agrees to indemnify and hold harmless the Trust against any and all losses, claims, damages and liabilities (including reasonable legal and other expenses of defending any actions) arising out of or based upon any acts or deeds of the Distributor (including any employee, agent or sales representative of the Distributor) which are outside the scope of the Distributor's authority pursuant to this Agreement.

         (c) The indemnity agreements in this Section 10 shall remain operative and in full force and effect regardless of the expiration or termination of this Agreement but only with respect to statements made, omissions or actions occurring prior to such expiration or termination.

         (d) Nothing contained herein shall relieve either party of any liability to the other or to the Trust's shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence, in the performance of their duties or by reason of their reckless disregard of their obligations and duties under this Agreement.

     11. This Agreement shall remain in full force and effect until July 31, 2003. It may be continued thereafter from year to year provided that such continuance is specifically approved at least annually in a manner consistent with the 1940 Act.

     12. (a) Either party may terminate this Agreement with respect to any or all Portfolios of the Trust at any time, without the payment of any penalty, on not less than 30 days written notice to the other party. The Trust's decision to terminate this Agreement may be reached by vote of a majority of the Board of Trustees, including a majority of the Trustees who

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are not "interested persons" of the Trust, as that term is defined by the 1940
Act, or by vote of a "majority of the outstanding voting securities" of the affected Portfolios, as that term is defined by the 1940 Act. In addition, without prejudice to any other remedies of the Trust, the Trust may terminate this Agreement with respect to any or all Portfolios of the Trust at any time in its absolute discretion immediately upon any failure by the Distributor to fulfill its obligations hereunder.

         (b) Termination of this Agreement with respect to any Portfolio shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Portfolios.

         (c) This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

     13. (a) This Agreement may be amended by mutual consent of the parties.

         (b) Where the effect of a requirement of the 1940 Act, which is reflected in any provision of this Agreement, is relaxed by a rule, regulation, order or change of interpretive position by the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, order or change of interpretive position.

     14. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the principal office of such party. Until further notice to the other party, it is agreed that the address of both the Trust and the Distributor is 300 S. Wacker Drive, Chicago, Illinois 60606.

     15. Nothing contained in this Agreement shall prevent the Distributor, or any affiliated person of the Distributor, from rendering distribution services to other investment companies; acting as distributor to other persons, firms or corporations; or engaging in other business activities.

     16. The Trustees of the Trust and the shareholders of each Portfolio shall not be liable for any obligations of the Trust or any Portfolio under this Agreement, and the Distributor or any other person, in asserting rights or claims under this Agreement, shall look only to the assets and property of the Trust or such Portfolio in settlement of such right or claim, and not to such Trustees or shareholders.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, except that the provisions of Paragraph 16 shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

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         IN WITNESS WHEREOF, the Trust and the Distributor have executed this
Agreement in the City of Chicago, Illinois on the date set forth above.

Attest:                               WAYNE HUMMER INVESTMENT TRUST


/s/ Jean M. Maurice                   By: /s/ Thomas J. Rowland
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Secretary                                 Its President


Attest:                               WAYNE HUMMER INVESTMENTS L.L.C.


/s/ George T. Becker                  By: /s/ Raymond L. Kratzer
----------------------------              ---------------------------
Secretary                                 Its Chief Executive Officer

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